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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated June 30, 1998 included in this Current Report on Form 8-K of Household International, Inc. for the year ended December 31, 1997, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No.
333-00397, No. 33-44066, No. 333-03673, No. 333-39639, No. 333-36589, No.
333-58287, No. 333-58289, No. 333-58291 and No. 333-47073 on Form S-8, and
Registration Statements No. 33-56599, No. 333-1025 and No. 333-27305 on Form
S-3.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
September 1, 1998